Exhibit 10.5

Supplier Agreement

Party A: Authorized representative of Fujian Tongshunda Trading Co., Ltd.: Chen Wei

Address: Unit 101, Building 5#, Junlin River, No. 116, Jiangbin Middle Avenue, Weizhou Street, Taijiang District, Fuzhou City.

Party B: Fenyang Huaxin Wine Industry Development Co., Ltd.

Authorized representative: Yan Shanping

Address: Base of the dealer base of Xinghua Village, Puyang City.

Party A is the authorized agent of Spain Brighton. Party B has business license for business and liquor. Party B purchases red wine products from Party A for distribution in the early stage. The two parties have reached the following agreements on the sales mentioned above and abide by the implementation:

I, Previous distribution matters

1. Distribution products and prices

Party B purchases one-to-one wine products from Party A in the early stage. The specific categories and prices are as follows:

Product Name	Product Specifications	Factory Price
Bascand Estate Pinot Noir Red Wine	750ml (1*12)
Bascand Estate Pinot Noir White Wine	750ml (1*12)
Bascand Estate Riesling Dry White Wine	750ml (1*12)
Bascand Estate Merlot Red Wine	750ml (1*12)
Finca Benjumea Product of Spain RIOJA	750ml (1*6)
2005 Terra Sigillata	750ml (1*6)
Waipara Springs Premo Pinot Noir red wine	750ml (1*12)

Note: The price of the above products will be adjusted from time to time due to market condition. The specific price is determined according to each purchase order. The distribution price of Party B shall be determined by Party B itself.

2, the payment method of the payment

The two parties adopt the payment method of the first payment and the later payment, that is, Party A arranges the delivery within 5 days after receiving the payment from Party B.

3. Delivery method and expense

(1) The price of the products stipulated in this agreement does not include taxes, freight and insurance, and the taxes, freight and insurance premiums shall be borne by Party B.

(2) Party A shall organize transportation for Party B and ship the goods to Party B for designation location.

 4. Return and exchange processing

After the goods are transported to the designated place of Party B, Party B shall complete the inspection within 5 days. If the product is found to be packaged and the quantity is short, Party B shall have the right to request Party A to return and reissue, and Party A shall bear the expenses for return and replacement.

5. Rights and obligations of both parties

(1) Party A shall provide Party B with relevant import procedures, commodity inspection materials and product introductions for red wine.

(2) Party A shall ensure that the quality of the products provided to Party B meets the standards stipulated by relevant laws of China and will not adversely affect consumers.

(3) Party A shall deliver the goods to Party B in strict accordance with the time agreed upon in the agreement.

(4) Party B shall pay the price in square according to the contract.

6. Liability for breach of contract

1. If Party A fails to deliver the goods on time according to the requirements of this agreement, Party B shall pay Party B a penalty of 0.3% of the delivery payment on time for a delay of one day. The delay is more than 10 days, and Party B has the right to unilaterally terminate this agreement.

2. If Party B and other third parties suffer personal and property losses due to the quality problems of Party A's products, Party A shall bear all legal liabilities, and Party B shall have the right to unilaterally terminate the contract.

After the contract is terminated, Party B has the right to pass the wine that have not been sold to Party A for the purchase price, and the relevant language fees will be taken over by Party A.

II, Party B directly imports red wine from Spain

1. After the distribution of Party B, it is decided to import wine directly from Spain for PRC domestic sales. Party A shall agree and assist Party B to complete relevant overseas transportation, insurance, customs clearance, etc. formalities.

2. In the process of importing Spanish red wine for domestic sales by Party B, Party A assists Party B in completing relevant procedures such as transportation, insurance, customs clearance, etc. Party B shall bear the responsibility.

III, Entry into force and jurisdiction

1. This contract shall take effect from the date of signature or seal of both parties. This Agreement shall be in two copies, each party shall hold one copy and have the same legal effect.

2. The dispute arising from this agreement shall be settled through negotiation between the two parties. If the negotiation fails, both parties shall have the right to resolve the case with the local people's court of Party B.

Party A: Fuzhou Tongshunda Trading Co., Ltd.’s Authorized representative: Chen Wei

Bank account number: 90101020700000000000008290

Bank: Fuzhou City Rural Credit Cooperatives Yuefeng Credit Union

Account Name: Fuzhou Tongshunda Trading Co., Ltd.

Party B: Authorized representative of Fenyang Huaxin Wine Industry Development Co., Ltd.: Yan Shanping

Date of signing: Nov 20, 2017